UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Enerkem Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	98-1016649
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1130, Sherbrooke Street West, Suite 1400 Montreal (Quebec) H3A 2M8, Canada	H3A 2M8
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration Statement and Number to which the form relates: 333-179332

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Shares, no par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common shares, no par value (the “Common Shares”), of Enerkem Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-179332) relating to the Common Shares, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Shares contained in the Prospectus under the heading “Description of Share Capital” is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Enerkem Inc.
(Registrant)

Date: March 28, 2012	By:	/s/ Vincent Chornet
Vincent Chornet
President and Chief Executive Officer